UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

March 1, 2006

INTEGRATED SECURITY SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11900	75-2422983
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

8200 Springwood Drive Suite 230 Irving, Texas	75063
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (972) 444-8280

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)

On March 1, 2006, C. A. Rundell, Jr., Chairman of the Board of Directors and Chief Executive Officer of Integrated Security Systems, Inc. (the “Company”), resigned his position as Chief Executive Officer of the Company.  Mr. Rundell will retain the role of Chairman of the Board of Directors, but retired from his day-to-day operating responsibility for the Company.

(c), (d)

On March 1, 2006, the Board of Directors of the Company appointed Jay Foersterling as the Company’s President and Chief Executive Officer and as a member of the Company’s Board of Directors.

Prior to joining the Company, Mr. Foersterling served as a Principal in ExecutiveSmarts, LLC, a consulting firm based in Dallas, Texas, from June, 2004 until March 1, 2006.  From January, 1998 until April, 2003, Mr. Foersterling was a divisional President for Roper Industries in their Integrated Designs subsidiary.  Other positions included leadership of a regional consulting practice for RSM McGladrey, Inc. and other consulting roles with Ernst & Young and A. T. Kearney.  Mr. Foersterling holds Bachelor of Science and Master of Business Administration degrees from Utah State University.

Item 8.01

Other Events.

On March 1, 2006, the Company issued a press release announcing the appointment of Jay Foersterling as President, Chief Executive Officer and a member of the Board of Directors of the Company, and the resignation of C. A. Rundell from the position of Chief Executive Officer of the Company.  A copy of the press release is attached as an exhibit to this Form 8-K.

Item 9.01

Financial Statements and Exhibits.

(c)

Exhibits.

99.1

Press Release of Integrated Security Systems, Inc. dated March 1, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATED SECURITY SYSTEMS, INC.

Dated:   March 3, 2006

By:

/s/ JAY FOERSTERLING

Name:

Jay Foersterling

Title:

President and Chief Executive Officer

Exhibit Index

Exhibit No.

Description

99.1

Press Release of Integrated Security Systems, Inc. dated March 1, 2006.